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RENTRAK REPORTS FISCAL 2015 FIRST QUARTER FINANCIAL RESULTS

-- TV Business Revenue Increases 84 Percent; Quarterly Revenue Grows 34 Percent --

-- Rentrak to Provide Local Ratings Information to Three NBC Owned and Operated Television Stations --

PORTLAND, OR (August 7, 2014) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced financial results for its first fiscal quarter ended June 30, 2014.

Revenue for Rentrak’s TV Everywhere™ business increased 84 percent for the fiscal first quarter to $10.5 million, from $5.7 million last year. Total company revenue(1) increased 34 percent to $22.3 million for the first quarter of fiscal 2015, up from $16.7 million for the same period last year.

(revenue in millions)	1Q FY15	1Q FY14	Percent Change
TV Everywhere™	$10.5	$5.7	84%
Movies Everywhere™	$7.4	$6.5	14%
OnDemand Everywhere®	$3.2	$3.3	(2)%
Other services*	$1.2	$1.2	—%
Total Revenue	$22.3	$16.7	34%
Numbers may not sum due to rounding.

* Other services includes the company’s Studio Direct Revenue Share (DRS) and Home Entertainment
Essentials information businesses.
Gross margin improved to 66 percent of revenue for the first quarter of fiscal 2015, up from 62 percent for the same period last year. The increase was primarily due to the growth in revenue, as the costs associated with the company’s data supplier agreements are largely fixed.

“We started fiscal 2015 on a strong note, with 84 percent growth in our TV business and a 34 percent increase in total revenue,” said Bill Livek, Rentrak’s Vice Chairman and CEO. “Rentrak continues to make substantial progress with multichannel programming distributors, TV networks, local television stations, movie studios, and advertisers and their agencies, as well as with automated ad tech TV buying platforms. We are continuing to identify new ways to provide innovative products that help our clients run their businesses more profitably.”

Operating expenses for the first quarter of fiscal 2015 totaled $16.1 million, versus $12.7 million for the first quarter of fiscal 2014. The increase primarily related to increases in headcount and stock-based compensation expenses.

(1) Rentrak’s Pay Per Transaction® (PPT®) business is now reflected in its entirety as discontinued operations, as a result of the company’s plan to divest this business. All periods presented have been revised to reflect this presentation. Unless otherwise noted, all discussions in this press release relate to continuing operations.

Rentrak Reports Fiscal 2015 First Quarter Financial Results
August 7, 2014

Operating loss for the first quarter of fiscal 2015 was reduced to $1.4 million, which included $1.7 million in stock-based compensation costs and $46,000 in acquisition and reorganization costs, partially offset by a $500,000 credit related to the contingent consideration associated with the company’s acquisition of iTVX in August 2013. Operating loss for the first quarter of fiscal 2014 was $2.3 million, which included $1.3 million in stock-based compensation costs and $84,000 in acquisition costs. Excluding all of these amounts for both periods, operating loss would have improved to $122,000 for the first quarter of fiscal 2015, compared with a loss of $942,000 for the first quarter of fiscal 2014.

Loss from continuing operations, net of income taxes, totaled $1.4 million, or $0.11 per share, for the first quarter of fiscal 2015, versus $2.0 million, or $0.16 per share, for the same period last year. Excluding all of the costs mentioned above for both periods, loss from continuing operations, net of income taxes, for the first quarter of fiscal 2015 would have been $131,000, or $0.01 per share, compared with a loss of $570,000, or $0.04 per share, for the same period last year.

Net loss, including discontinued operations, was $966,000, or $0.08 per share, for the first quarter of fiscal 2015, compared with a loss of $1.2 million, or $0.10 per share, for the first quarter of fiscal 2014. Excluding all of the costs mentioned above for both periods, net income would have been $270,000, or $0.02 per share, compared with net income of $198,000, or $0.02 per share, for the same period last year.

Adjusted EBITDA (a non-GAAP measure) grew to $1.6 million for the first quarter of fiscal 2015, up from $440,000 for the same period last year. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

The company used $606,000 in cash from operating activities, including discontinued operations, for the first quarter of fiscal 2015, compared with generating $3.3 million for the comparable fiscal 2014 period.

Rentrak’s cash, cash equivalents and marketable securities balance was $20.0 million at June 30, 2014, versus $22.0 million at March 31, 2014.

Rentrak’s recent milestones include:

•
Signing a multi-year agreement to provide Rentrak’s local ratings information, including the company’s automotive and political advanced demographics, to three NBC owned and operated television stations in Dallas, Los Angeles and Miami.

•	Adding all of Fox Television Stations’ 29 stations as clients across 18 markets.

•	Expanding its number of local TV station clients to approximately 350, across 60 TV station groups, representing 52 and 20 percent year-over-year growth, respectively.

•	Adding several new national and regional advertising agency clients.

•	Working with Horizon Media to pilot Rentrak’s new multi-screen measurement service, giving advertisers a full picture of video measurement across TV and video-on-demand.

Long-Term Outlook
Rentrak said that it remains confident in its ability to continue generating substantial growth in revenue, including:

•	80 percent annual growth in its TV Everywhere™ business for the next several years.

•	12 percent annual growth in its Movies Everywhere™ business for the foreseeable future.

•	20 percent annual growth in its OnDemand Everywhere® business for the foreseeable future.

•	5 percent annual decline in its Other services that measure physical DVDs.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its fiscal 2015 first quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 866-652-5200 from the U.S. or Canada, or 412-317-6060 from international locations, conference ID 10050282. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com, where it will be archived through August 6, 2015. An audio replay of the conference call will be available through midnight August 15, 2014 by dialing 877-344-7529 from the U.S. or Canada, or 412-317-0088 from international locations, passcode 10050282.

About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and Movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely

Rentrak Reports Fiscal 2015 First Quarter Financial Results
August 7, 2014

on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, Rentrak’s ability to continue generating substantial growth in its TV Everywhere™ business and expected rates of growth for Rentrak’s Movies Everywhere™ and OnDemand Everywhere® businesses, expected rate of decrease in its service that measures physical DVDs, and expected divestiture of the PPT® business. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new products to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

RENTF
# # #
(Financial Tables Follow)

Rentrak Reports Fiscal 2015 First Quarter Financial Results
August 7, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended
	June 30,
	2014	2013
Revenue	$22,344	$16,682
Cost of revenue	7,604	6,289
Gross margin	14,740	10,393
Operating expenses:
Selling, general and administrative	12,834	10,854
Research, technology and innovation	3,264	1,870
Total operating expenses	16,098	12,724
Loss from continuing operations	(1,358)	(2,331)
Other income:
Investment income, net	20	47
Loss from continuing operations before income taxes	(1,338)	(2,284)
Provision (benefit) for income taxes	29	(325)
Loss from continuing operations, net of income taxes	(1,367)	(1,959)
Income from discontinued operations, net of income taxes	348	761
Net loss	(1,019)	(1,198)
Net loss attributable to noncontrolling interest	(53)	(7)
Net loss attributable to Rentrak Corporation	$(966)	$(1,191)

Loss per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic	$(0.11)	$(0.16)
Diluted	$(0.11)	$(0.16)
Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic	$0.03	$0.06
Diluted	$0.03	$0.06
Net loss per share attributable to Rentrak Corporation common stockholders:
Basic	$(0.08)	$(0.10)
Diluted	$(0.08)	$(0.10)
Shares used in per share calculations:
Basic	12,505	12,062
Diluted	12,505	12,062

Rentrak Reports Fiscal 2015 First Quarter Financial Results
August 7, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	June 30, 2014	March 31, 2014

Assets
Current Assets:
Cash and cash equivalents	$7,178	$5,102
Marketable securities	12,868	16,868
Accounts receivable, net of allowances for doubtful accounts of $72 and $162	12,870	12,199
Taxes receivable and prepaid taxes	—	122
Deferred tax assets, net	43	44
Assets held for sale	4,834	5,443
Other current assets	2,195	2,818
Total Current Assets	39,988	42,596
Property and equipment, net of accumulated depreciation of $25,106 and $23,785	18,415	17,891
Goodwill	7,035	7,034
Other intangible assets, net of accumulated amortization of $3,728 and $3,447	12,504	12,724
Other assets	1,026	1,022
Total Assets	$78,968	$81,267
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,920	$1,766
Accrued liabilities	681	370
Accrued data provider liabilities	6,373	4,460
Accrued compensation	4,953	6,743
Deferred revenue and other credits	2,682	2,644
Liabilities held for sale	3,210	3,858
Total Current Liabilities	19,819	19,841
Deferred rent, long-term	2,379	2,413
Accrued compensation, long-term	4,200	4,700
Taxes payable, long-term	531	520
Deferred tax liability, net, long-term	818	759
Total Liabilities	27,747	28,233
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 12,291 and 12,213	12	12
Capital in excess of par value	82,742	83,562
Accumulated other comprehensive income	435	409
Accumulated deficit	(32,789)	(31,823)
Stockholders’ Equity attributable to Rentrak Corporation	50,400	52,160
Noncontrolling interest	821	874
Total Stockholders’ Equity	51,221	53,034
Total Liabilities and Stockholders’ Equity	$78,968	$81,267

Rentrak Reports Fiscal 2015 First Quarter Financial Results
August 7, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Three Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,019)	$(1,198)
Income from discontinued operations, net of income taxes	(348)	(761)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities of continuing operations:
Depreciation and amortization	1,655	1,375
Stock-based compensation	1,190	1,305
Deferred income taxes	60	505
Loss on disposition of assets	41	—
Adjustment to allowance for doubtful accounts	(90)	(35)
(Increase) decrease in:
Accounts receivable	(671)	(136)
Taxes receivable and prepaid taxes	122	(193)
Other assets	441	165
Increase (decrease) in:
Accounts payable	154	809
Taxes payable	341	(97)
Accrued liabilities and compensation	(2,877)	(43)
Deferred revenue	38	29
Deferred rent	(35)	69
Net cash provided by operating activities of discontinued operations	392	1,537
Net cash (used in) provided by operating activities	(606)	3,331
Cash flows from investing activities:
Purchase of marketable securities	(2,000)	(1,000)
Sale of marketable securities	6,000	—
Payments made to develop intangible assets	(26)	(80)
Purchase of property and equipment	(1,870)	(1,782)
Net cash used in investing activities of discontinued operations	—	(109)
Net cash provided by (used in) investing activities	2,104	(2,971)
Cash flows from financing activities:
Issuance of common stock	298	—
Net cash provided by financing activities	298	—
Effect of foreign exchange translation on cash	280	(114)
Increase in cash and cash equivalents	2,076	246
Cash and cash equivalents:
Beginning of period	5,102	3,835
End of period	$7,178	$4,081
Supplemental non-cash information:
Capitalized stock-based compensation	$70	$124
Common stock used to pay for option exercises	1,485	69
Common stock used to pay for taxes associated with option exercises	990	32
Common stock used to pay for taxes associated with vested restricted stock units	1,991	—
Decrease in leasehold improvements related to forgiven loan	—	550

Rentrak Reports Fiscal 2015 First Quarter Financial Results
August 7, 2014

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended June 30,
	2014	2013
Net loss attributable to Rentrak Corporation	$(966)	$(1,191)
Adjustments:
Income from discontinued operations, net of income taxes	(348)	(761)
Provision (benefit) for income taxes	29	(325)
Investment income, net	(20)	(47)
Depreciation and amortization	1,655	1,375
Stock-based compensation (1)	1,690	1,305
Adjusted EBITDA	$2,040	$356
iTVX stock-based compensation	(500)	—
Acquisition/reorganization costs	46	84
Adjusted EBITDA before iTVX stock-based compensation, acquisition and reorganization costs	$1,586	$440
(1) Excludes iTVX stock-based compensation

	For the Three Months Ended June 30,
	2014	2013
Diluted EPS, as reported	$(0.08)	$(0.10)
iTVX stock-based compensation	(0.04)	—
Income from discontinued operations, net of income taxes	(0.03)	(0.06)
Other items:
Acquisition/reorganization costs	—	0.01
Stock-based compensation(1)	0.14	0.11
Total other items	0.14	0.12
Diluted EPS, non-GAAP	$(0.01)	$(0.04)
(1) Excludes iTVX stock-based compensation

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three month periods ended June 30, 2014 and 2013 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.